Exhibit 10.1

April 20, 2005

Mr. Michael Phalen

Chief Financial Officer

Krispy Kreme Doughnuts, Inc.

370 Knollwood Street, Suite 500

Winston-Salem, NC 27103

Dear Mr. Phalen:

Reference is made to that certain Services Agreement between and among Krispy Kreme Doughnuts, Inc., Kroll Zolfo Cooper LLC, Stephen F. Cooper and Steven G. Panagos dated January 18, 2005, Amendment to Services Agreement dated March 31, 2005, and letter agreement dated March 10, 2005 relating to the “Success Fee” (as that term is defined in the Services Agreement).  This will confirm the parties' agreement to further extend the deadline to negotiate a Success Fee through and including May 31, 2005.

Very truly yours, /s/ Elizabeth S. Kardos General Counsel for Kroll Zolfo Cooper LLC

Agreed:

By: /s/ James H. Morgan Krispy Kreme Doughnuts, Inc. Chairman By: /s/ Stephen F. Cooper Stephen F. Cooper By: /s/ Steven G. Panagos Steven G. Panagos